UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2020

_________________________
PagerDuty, Inc.
(Exact name of Registrant as Specified in Its Charter)

_________________________

Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 27, 2020, the Board of Directors (the "Board") of PagerDuty, Inc. (the "Company") appointed Alec Gallimore to serve on the Board, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Mr. Gallimore joins the class of directors whose term expires at the Company's 2021 annual stockholders’ meeting. He has been appointed to serve on the Company's Audit Committee effective December 1, 2020. The Board has determined that Mr. Gallimore meets the requirements for independence under the applicable listing standards of New York Stock Exchange and the Securities Exchange Act of 1934, as amended.

Mr. Gallimore will be entitled to receive compensation in accordance with the Company's Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.10 to the Company's Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 19, 2020. Mr. Gallimore will also enter into the Company's standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Gallimore and any other persons pursuant to which he was elected as a member of the Board. There are no family relationships between Mr. Gallimore and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Dated: December 1, 2020	By:	/s/ Stacey A. Giamalis
Stacey A. Giamalis
Senior Vice President, Legal, General Counsel, and Secretary